Exhibit 99

C/O AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC 6201 15TH AVENUE BROOKLYN, NY 11219	~How to Vote~ Please Choose One of the Following Voting Methods

VOTE BY INTERNET - www.proxyvote.com

To vote now by Internet, go to www.proxyvote.com. Have your proxy card available and follow the instructions provided at the website. Internet voting is available until 11:59 p.m. Eastern Daylight Time on May 23, 2018.

VOTE BY TELEPHONE - 1-800-690-6903

Call the toll-free number, 1-800-690-6903. Have your proxy card available and follow the instructions provided on the call. Telephone voting is available until 11:59 p.m. Eastern Daylight Time on May 23, 2018.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Northwest Natural Gas Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE IN PERSON: ADMISSION TICKET

To attend and vote at the Northwest Natural Gas Company 2018 Annual Meeting of Shareholders, you must bring your Admission Ticket provided on the reverse side of this proxy card and your government-issued photograph identification. If you bring a guest, your guest must also bring a government-issued photograph identification. Information about attending the meeting is provided on the reverse side of this proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E24737-P91121 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHWEST NATURAL GAS COMPANY (NW NATURAL)	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS:	☐	☐	☐
Proposal 1.

1. The election of three Class I directors for terms of three years.
Class I Nominees:
1) Timothy P. Boyle
2) Mark S. Dodson
3) Malia H. Wasson

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2, 3, 4 AND 5:
Proposal 2. 2. The increase in shares reserved for issuance under the Company’s Employee Stock Purchase Plan.	For ☐	Against ☐	Abstain ☐	Proposal 4. 4. The ratification of the appointment of PricewaterhouseCoopers LLP as NW Natural’s independent registered public accountants for the fiscal year 2018.	For ☐	Against ☐	Abstain ☐

Proposal 3. 3. Advisory vote to approve Named Executive Officer Compensation.	☐	☐	☐	Proposal 5. 5. The reorganization of NW Natural into a holding company structure.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐	This proxy when properly executed will be voted in the manner directed herein by the shareholder whose signature appears below. If no direction is made, the proxy will be voted FOR Proposals 1, 2, 3, 4 and 5.

Please indicate if you plan to attend this meeting.	☐ Yes	☐ No		Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

NORTHWEST NATURAL GAS COMPANY 2018 ANNUAL MEETING OF SHAREHOLDERS

ADMISSION TICKET

THURSDAY, MAY 24, 2018, 2:00 P.M. PACIFIC DAYLIGHT TIME

NORTHWEST NATURAL GAS COMPANY • HOSPITALITY SUITE, FOURTH FLOOR

220 NW SECOND AVENUE, PORTLAND, OR 97209

ATTENDING THE ANNUAL MEETING

If you plan to attend the annual meeting, please detach and bring this ticket and a form of government-issued photograph identification for admission. You may bring one guest to the meeting who must also bring a government-issued photograph identification.

ATTENDEES: Large bags and packages, weapons, cameras, recording equipment, and other electronic devices will not be permitted in the meeting. A map with driving directions appears on the inside cover of the 2018 Proxy Statement-Prospectus.

The Company will provide reasonable accommodations for a disability. If you need an accommodation, please contact the Company at (503) 226-4211 ext. 2402 at least 72 hours before the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement-Prospectus and Annual Report are available at

www.proxyvote.com.

Please detach the below along perforated line and mail in the envelope provided.

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E24738-P91121

REVOCABLE PROXY

NORTHWEST NATURAL GAS COMPANY

PROXY FOR 2018 ANNUAL MEETING OF SHAREHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints MardiLyn Saathoff, Frank H. Burkhartsmeyer, and Shawn M. Filippi, and each or any of them, the proxy or proxies, with power of substitution and with authorization to vote all of the common shares of the undersigned at the Annual Meeting of Shareholders of Northwest Natural Gas Company to be held on Thursday, May 24, 2018, and at all adjournments thereof: (i) as designated on the reverse side of this card; and (ii) at their discretion, upon any and all other matters, which properly may be brought before such meeting or any adjournment thereof.

If shares of the Company’s common stock are held for the account of the undersigned under the Company’s Dividend Reinvestment and Direct Stock Purchase Plan or its Retirement K Savings Plan, then the undersigned hereby directs the respective fiduciary of each applicable plan to vote all shares of Northwest Natural Gas Company common stock in the undersigned’s name and/or account under such plan, in accordance with the instructions given herein, at the 2018 Annual Meeting and at any adjournments or postponements thereof, on all matters properly brought before such meeting or any adjournment thereof, including, but not limited to, the matters set forth on the reverse side.

Please date and sign this proxy on the reverse side and mail without delay in the enclosed envelope.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)